UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 3, 2016

TRONC, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36230	38-3919441
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

435 North Michigan Avenue
Chicago, Illinois, 60611
(Address of Principal Executive Offices) (Zip Code)

312-222-9100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.          Results of Operations and Financial Condition.

On August 3, 2016, tronc, Inc. (the “Company”) issued a press release announcing its financial results for the quarter ended June 26, 2016 and other financial information.  A copy of the press release is furnished as Exhibit 99.1 to this report.

Item 7.01.          Regulation FD Disclosure.

The Company has prepared a slide presentation that is being made available to investors.  The slide presentation is furnished as Exhibit 99.2 to this report and incorporated in this Item 7.01 by reference.

The information in Item 2.02 and Item 7.01 of this Form 8-K and Exhibits 99.1 and 99.2 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 8.01           Other Events.

On August 2, 2016, the Compensation, Nominating and Corporate Governance Committee (the “Committee”) of the Company’s Board of Directors granted Justin C. Dearborn, the Company's Chief Executive Officer, and Terry Jimenez, the Company's Executive Vice President and Chief Financial Officer, restricted stock units for 375,000 shares and 187,500 shares of Company common stock, respectively, and stock options for 225,000 shares and 112,500 shares of Company common stock, respectively.  The equity awards will vest annually in three equal installments on August 2, 2017, 2018 and 2019.  The Committee intends for these equity awards to serve as the sole long-term equity incentive program for Messrs. Dearborn and Jimenez through 2018.  The stock options will expire on the seventh anniversary of the grant date.  The vesting of each executive’s awards will accelerate upon termination of his employment for any reason (including a resignation for good reason) other than cause, death or disability (as such terms are defined in such executive’s employment agreement) if such termination takes place upon or within two years following a change in control (as defined in such executive’s employment agreement) that occurs during the term of his employment agreement and such executive signs a general waiver and release that has become effective.  The equity awards will be subject to such other terms as set forth in the tronc, Inc. 2014 Omnibus Incentive Plan, as amended (the “Amended Plan”), and the applicable grant agreements.

Messrs. Dearborn and Jimenez joined the Company earlier this year after resigning from their then-current positions with, and forgoing equity grants and greater annual cash compensation packages from, their previous employers, on the expectation and understanding of receiving compensating equity awards from the Company.  The awarding of the equity grants described in this Item 8.01 was delayed until stockholder approval of the Amended Plan was received at the 2016 annual meeting of stockholders.  The Committee has now granted these equity awards in consultation with Willis Towers Watson, the Committee’s independent consultant, in order to align the interests of senior management with the interests of the Company's stockholders and for the Company to remain competitive in attracting and retaining talent.

Item 9.01.          Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated August 3, 2016
99.2	Investor Slide Presentation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIBUNE PUBLISHING COMPANY

Date:	August 3, 2016	By:	/s/ Terry Jimenez
		Name:	Terry Jimenez
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated August 3, 2016
99.2	Investor Slide Presentation